Exhibit 10.28

October 23, 2000

Mr. Alfred F. Riedler

16709 Daza Drive

Ramona, Ca. 92065

Dear Al:

On behalf of St. Bernard Software, Inc., I am pleased to offer you the position of Chief Financial Officer reporting to John Jones, CEO of St. Bernard Software. Your responsibilities will to manage and drive the finance and accounting departments of St. Bernard Software.

The pertinent points of the offer are:

1.	Start Date:	November 6, 2000 (or sooner if possible)

2.	Salary:	$5000.00 paid every two weeks (26 pay periods per year) In addition you are eligible for an annual bonus of 30% of base salary based upon the achievement of mutually agreed to objectives

3.	Stock Options:

As part of your employment offer, the Board of Directors will be petitioned to grant you the following incentive stock options:

a) Number of Shares: 100,000

b) Vesting Schedule: 3 years per stock option plan

c) Price of stock: at time of grant per stock option plan (note, present options are at $.050 cents per share)

4.	Benefits:	Medical, dental, life, and long-term disability insurance, voluntary vision, additional voluntary life, 401(k) program with 50% Company matching up to 8 % of your salary, ten paid holidays, educational reimbursement, and 160 hours of PTO (Personal Time Off). All benefits are effective the first day of employment.

Corporate Office

16882 W. Bernardo Drive

San Diego, CA 92127

Phone: 858.676.2277

Fax: 858.676.2299

www.stbernard.com

On your first day, you will be asked to sign St. Bernard Software Inc.’s “Proprietary Information, Inventions, and Non-Solicitation Agreement” (copy attached). You will also be asked to provide two Documents establishing your identity and work authorization (i.e. drivers’ license and social security card, birth certificate or passport) so that we can comply with the Immigration Reform and Control Act of 1986.

St. Bernard Software, Inc. is an at-will employer. Accordingly, either the employee or the company can terminate the employment relationship at will, at any time, with or without cause or advance notice.

Al, we look forward to welcoming you as a new and key member of St. Bernard Software’s Team and to creating a mutually successful and prosperous business relationship!

Sincerely,

Velma J. Netto
Director, Human Resources

PLEASE SIGN AND RETURN THIS COMPLETE LETTER TO CONFIRM YOUR ACCEPTANCE OF THIS OFFER.

10/24/00
Alfred F. Riedler	Date